REPORT OF
INDEPENDENT
REGISTERED
PUBLIC
ACCOUNTING
FIRM
TO THE BOARD
OF DIRECTORS
OF CASH TRUST
SERIES II. AND
SHAREHOLDERS
OF FEDERATED
TREASURY CASH
SERIES II:
We have audited
the accompanying
statement of assets
and liabilities of
Federated Treasury
Cash Series II (the
?Fund?) (the sole
portfolio of Cash
Trust Series II),
including the
portfolio of
investments, as of
May 31, 2013, and
the related
statement of
operations for the
year then ended,
the statement of
changes in net
assets for each of
the two years in the
period then ended,
and the financial
highlights for each
of the five years in
the period then
ended. These
financial statements
and financial
highlights are the
responsibility of the
Fund?s
management. Our
responsibility is to
express an opinion
on these financial
statements and
financial highlights
based on our
audits.
We conducted our
audits in
accordance with
standards of the
Public Company
Accounting
Oversight Board
(United States).
Those standards
require that we plan
and perform the
audit to obtain
reasonable
assurance about
whether the
financial statements
and financial
highlights are free
of material
misstatement. We
were not engaged
to perform an audit
of the Fund?s
internal control over
financial reporting.
Our audits included
consideration of
internal control over
financial reporting
as a basis for
designing audit
procedures that are
appropriate in the
circumstances, but
not for the purpose
of expressing an
opinion on the
effectiveness of the
Fund?s internal
control over
financial reporting.
Accordingly, we
express no such
opinion. An audit
also includes
examining, on a test
basis, evidence
supporting the
amounts and
disclosures in the
financial statements
and financial
highlights,
assessing the
accounting
principles used and
significant
estimates made by
management, and
evaluating the
overall financial
statement
presentation. Our
procedures
included
confirmation of
securities owned as
of May 31, 2013, by
correspondence
with the custodian
and others or by
other appropriate
auditing procedures
where replies from
others were not
received. We
believe that our
audits provide a
reasonable basis
for our opinion.
In our opinion, the
financial statements
and financial
highlights referred
to above present
fairly, in all material
respects, the
financial position of
Federated Treasury
Cash Series II,  the
sole portfolio of
Cash  Trust Series
II at May 31, 2013,
the results of its
operations for the
year then ended,
the changes in its
net assets for each
of the two years in
the period then
ended, and the
financial highlights
for each of the five
years in the period
then ended, in
conformity with
U.S. generally
accepted
accounting
principles.

ernstyoungsig
Boston,
Massachusetts
July 24, 2013